Exhibit 10.3

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [ ], 2021 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and between Motor City Acquisition Corp., a Delaware corporation (the “Company”), and WSMC Holdings LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (each, a “Share”), and one-fourth of one redeemable warrant, each whole warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-253842 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser has agreed to purchase an aggregate of 5,333,333 warrants (and up to 500,000 additional warrants if the underwriters of the Public Offering exercise their over-allotment option in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, subject to adjustment, at a price of $1.50 per warrant.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.   Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.       Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants, and, subject to proper exercise of the Private Placement Warrants and against payment therefor, the Shares underlying such Private Placement Warrants, to the Purchaser.

B.       Purchase and Sale of the Private Placement Warrants.

(i)       On the date of the consummation of the Public Offering (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 5,333,333 warrants Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $8,000,000 (the “Purchase Price”). The Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the Company, to the trust account, at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, in accordance with the Company’s wiring instructions (the “Trust Account”), at least one (1) business day prior to the IPO Closing Date.

On the IPO Closing Date, upon the payment by the Purchaser of the Purchase Price, by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii)       On the date of the closing of the over-allotment option, if any, in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Over-allotment Closing Date”, and each Over-allotment Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 500,000 Private Placement Warrants (or, to the extent the over-allotment option is not exercised in full, a lesser number of Private Placement Warrants in proportion to the portion of the over-allotment option that is exercised) at a price of $1.50 per warrant for an aggregate purchase price of up to $750,000 (the “Over-allotment Purchase Price”). The Purchaser shall pay the Over-allotment Purchase Price in accordance with the Company’s wire instruction by wire transfer of immediately available funds to the Trust Account, at least one (1) business day prior to the Over-allotment Closing Date. On the Over-allotment Closing Date, upon the payment by the Purchaser of the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

C.       Terms of the Private Placement Warrants.

(i)       Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent on the IPO Closing Date, in connection with the Public Offering (the “Warrant Agreement”).

(ii)       On or prior to the IPO Closing Date, the Company and the Purchaser shall enter into a registration and stockholder rights agreement (the “Registration and Stockholder Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

(iii)       So long as the Private Placement Warrants are held by the Purchaser or any Permitted Transferees (as defined below), the Private Placement Warrants: (i) may be exercised for cash or on a cashless basis, pursuant to the Warrant Agreement, (ii) may not be transferred, assigned or sold until thirty (30) days after the completion by the Company of an initial business combination (as such term is defined in the Registration Statement, the “Business Combination”), and (iii) shall not be redeemable by the Company pursuant to Section 6.1 of the Warrant Agreement; provided, however, that in the case of (ii) the Private Placement Warrants and any Shares issued upon exercise of the Private Placement Warrants may be transferred by the holders thereof:

(a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any partners of Purchaser, any affiliates of Purchaser, or any employees of such affiliates;

(b) in the case of an individual, by bona fide gift to a member such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization for estate planning purposes;

(c) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual;

(d) in the case of an individual, pursuant to a qualified domestic relations order;

(e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the Private Placement Warrants or Shares, as applicable, were originally purchased;

(f) by virtue of Purchaser’s organizational documents upon liquidation or dissolution of Purchaser;

(g) in the event of the Company’s liquidation prior to the completion of the initial Business Combination; or

(h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their Shares for cash, securities or other property subsequent to our completion of the Company’s initial Business Combination.

provided, however, that, in the case of clauses (a) through (f), these permitted transferees (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

Section 2.   Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that as of each Closing Date:

A.       Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.       Authorization; No Breach.

(i)       The execution, delivery and performance of this Agreement and the Private Placement Warrants and, subject to proper exercise of the Private Placement Warrants and against payment therefor, the Shares underlying such Private Placement Warrants, have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)       The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation of the company (in effect on the date hereof or as may be amended prior to completion of the Public Offering) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.       Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Purchaser will have good title to the Private Placement Warrants purchased by it and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.       Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E.       Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial stockholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3.   Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that as of each Closing Date:

A.       Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.       Authorization; No Breach.

(i)       This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)       The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C.       Investment Representations.

(i)       The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)       The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)       The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)       The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)       The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)       The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)       The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration and Stockholder Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii)       The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(ix)       The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement and be subject to appropriate “stop transfer restrictions”.

Section 4.   Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.       Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.       Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.       No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.       Warrant Agreement and Registration and Stockholder Rights Agreement. The Company shall have entered into the Warrant Agreement, in the form of Exhibit A hereto, and the Registration and Stockholder Rights Agreement, in the form of Exhibit B hereto, in each case on terms satisfactory to the Purchaser.

Section 5.   Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.       Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.       Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C.       Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.       No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.       Warrant Agreement. The Company shall have entered into the Warrant Agreement.

Section 6.   Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 7.   Miscellaneous.

A.       Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

B.       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.       Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

D.       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.       Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F.       Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

Section 8.   Termination. This Agreement may be terminated at any time after June 30, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering has not occurred prior to such date.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY:

MOTOR CITY ACQUISITION CORP.

By:
Name: Robert L. Wagman
Title: Chief Executive Officer

PURCHASER:

WSMC HOLDINGS LLC

By:
Name: Eric S. Singer
Title: Member

EXHIBIT A

Warrant Agreement

A-1

EXHIBIT B

Registration and Stockholder Rights Agreement

B-1